Exhibit 10.2.2

Biocept, Inc.

2013 Equity Incentive Plan

STOCK OPTION AGREEMENT

1. Grant of Option. Biocept, Inc., a Delaware corporation (the “Company”), hereby grants to                                          (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s 2013 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan or in the Notice.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option under Applicable Laws, then it is intended to be and will be treated as a Nonstatutory Stock Option. “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or other Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Affiliate, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 6.12 of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of the Plan, including Section 6 thereof, and of this Agreement, including Section 5 hereof, as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Notice and Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii) As a condition to the exercise of this Option and as further set forth in Section 8.2 of the Plan, Optionee agrees to make such arrangements as the Administrator may require for the satisfaction of all federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as the Administrator may in its discretion determine.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check delivered on and dated no later than the date of exercise; or

(b) if the Company (in its sole discretion, at the time) is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes); or

(c) if the Notice expressly authorizes Optionee to use the net-exercise method, delivery of a properly executed net-exercise notice on a form provided by the Company.

5. Termination of Relationship; Early Termination of Option. Following the date of cessation of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee is not allowed to exercise this Option during the Termination Period set forth in the Notice, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s disability or death or for Cause (as defined in the Plan), Optionee may, to the extent Optionee is vested in the Option Shares at the Termination Date, exercise this Option during the Termination Period set forth in the Notice.

(b) Other Terminations of Relationship. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s disability, Optionee may, but only within twelve months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

(ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an employee (including officers) or Outside Director of, or consultant or advisor to, either the Company or an Affiliate and having been in Continuous Service Status since the date of grant of the Option, or (b) within three months after Optionee’s Termination Date (but only if such cessation of services was not as a result of voluntary termination by the Optionee or for Cause), the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

(iii) Termination for Cause. In the event Optionee’s Continuous Service Status is terminated for Cause, the Option shall terminate immediately upon such termination for Cause as set forth in Section 6.8 of the Plan. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period. The Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of this Section 5(b)(iii), including such procedures and actions as are required to cause Optionee to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Optionee’s Continuous Service Status and, if such Shares have been transferred by the Optionee, to remit to the Company the value of such transferred Shares.

(c) Termination of Option. This Option may terminate before its Expiration Date and before the dates specified under Section 5(a) and (b) above under certain circumstances as set forth in Section 12.2 of the Plan.

6. Non-Transferability of Option. Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to qualified domestic relations orders under Applicable Laws and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Tax Consequences. The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares. Optionee should also take advice in respect of the taxation indemnity provisions under Section 8 below. The per share Exercise Price of the Option is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Optionee, including interest and penalties under Internal Revenue Code Section 409A; but Optionee absolves and releases the Company and its directors from any claims should there be any such taxes, interest or penalties.

8. Optionee’s Taxation Indemnity.

(a) To the extent permitted by law, Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Optionee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares.

(b) The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Option Tax Liability”), or Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from Optionee within such period as the Company may then determine.

9. Data Protection.

(a) To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Optionee and to transfer this data to certain third parties such as brokers with whom Optionee may elect to deposit any share capital under the Plan. Optionee consents to the Company (or its payroll administrators) collecting, holding and processing Optionee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b) Optionee understands that Optionee may, at any time, view Optionee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Optionee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Optionee.

10. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

12. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

EXHIBIT A

Biocept, Inc.

2013 Equity Incentive Plan

EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of                     , by and between Biocept, Inc., a Delaware corporation (the “Company”), and                      (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2013 Equity Incentive Plan (the “Plan”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                  shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted                  ,          (the “Option Agreement”). The purchase price for the Shares shall be $         per Share for a total purchase price of $        . The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement subject to the conditions stated in and the other provisions of the Option Agreement, including Section 3(b) thereof. On or forthwith after such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor on such date by Purchaser by any method listed in Section 4 of the Option Agreement.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

4. Repurchase Option on Termination For Cause. Purchaser acknowledges that in the event of termination of Purchaser’s Continuous Service Status for Cause, the Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of Section 9(b)(iv) of the Option Agreement, including such procedures and actions as are required to cause Purchaser to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Purchaser’s Continuous Service Status and, if such Shares have been transferred by the Purchaser, to remit to the Company the value of such transferred Shares.

5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following (provided, that the representation in subsections (b), (c), (d), (e) and (f) shall be applicable if and only if the Shares are not registered under the Securities Act on Form S-8):

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(b) Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(c) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(d) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(e) Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (e), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (f) below.

(f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(h) Purchaser understands that the per share “Exercise Price” for the Shares is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant and that the Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. Purchaser understands that if the IRS does not agree and asserts that the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Purchaser, including interest and penalties under Internal Revenue Code Section 409A; but Purchaser absolves and releases the Company and its directors from any claims should there be any such taxes, interest or penalties.

6. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. If the Shares have not been registered under the Securities Act on Form S-8, the certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS EFFECTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933 (AS TO WHICH AVAILABILITY THE COMPANY MAY REQUIRE THE SELLER/TRANSFEROR TO PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without Cause.

8. Tax Consequences. Purchaser should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). Participant should also take advice in respect of the taxation indemnity provisions under Section 9 below.

9. Purchaser’s Taxation Indemnity.

(a) To the extent permitted by law, Purchaser hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Purchaser’s country or citizenship and/or residence to the extent arising from a Trigger Event.

(b) The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Purchaser has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Shares Tax Liability”), or Purchaser has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Shares Tax Liability will be recovered from Purchaser within such period as the Company may then determine.

10. Data Protection.

(a) To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Purchaser and to transfer this data to certain third parties such as brokers with whom Purchaser may elect to deposit any share capital under the Plan. Purchaser consents to the Company (or its payroll administrators) collecting, holding and processing Purchaser’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b) Purchaser understands that Purchaser may, at any time, view Purchaser’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Purchaser’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Purchaser.

11. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Exercise Notice and Stock Purchase Agreement as of the date first set forth above.

COMPANY:

BIOCEPT, INC.

By:
Name:
Title:

PURCHASER:

(Signature)

(Printed Name)

Address:

RECEIPT

The undersigned hereby acknowledges receipt of Certificate No.          for                  shares of Common Stock of Biocept, Inc.

Dated:
Purchaser

RECEIPT

Biocept, Inc. (the “Company”) hereby acknowledges receipt of check in the amount of $         given by                      as consideration for Certificate No.          for                  shares of Common Stock of the Company.

Dated:

Biocept, Inc.

By:

Name:

Title:

BIOCEPT, INC.

2013 Equity Incentive Plan